       As filed with the Securities and Exchange Commission on December 17, 1996
                                             Registration Statement No. 333-____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                                    FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                              SUMMIT DESIGN, INC.
            (Exact name of Registrant as specified in its charter)


               Delaware                                        93-1137888
               --------                                        ----------
   (State or Other Jurisdiction                             (I.R.S. Employer
 of Incorporation or Organization)                        Identification Number)

                9305 S.W. Gemini Drive, Beaverton, Oregon 97008
                   (Address of Principal Executive Officer)

                                _______________

                                1994 STOCK PLAN
                           1996 DIRECTOR OPTION PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                                _______________

                               LARRY J. GERHARD
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              Summit Design, Inc.
                            9305 S.W. Gemini Drive
                            Beaverton, Oregon 97008
                                (503) 643-9281
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                _______________

                                   Copy to:
                            Steven V. Bernard, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road

                           Palo Alto, CA 94304-1050
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
     Title of Securities to be Registered         Amount to be   Proposed Maximum Offering     Proposed Maximum         Amount of
                                                 Registered(1)         Price Per Share         Aggregate Offering     Registration
                                                                                                     Price                 Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
Reserved and outstanding under 1994 Stock Plan       1,561,069 shares        $2.12/$9.63(2)         $ 7,594,807        $2,302
Reserved under 1996 Director Option Plan               150,000 shares        $9.63(3)               $ 1,444,500        $438
Reserved under 1996 Employee Stock Purchase            150,000 shares        $8.08(4)               $ 1,212,000        $367
 Plan
TOTAL                                                1,861,069 shares                               $10,251,307        $3,107
                                                     ---------
-----------------------------------------------------------------------------------------------------------------------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals.
(2) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $2.12 per share covering 990,451 outstanding options and the estimated exercise price of $9.63 per share covering 570,618 authorized but unissued shares. The estimated exercise price of $9.63 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of Summit Design, Inc. Common Stock as reported in the Nasdaq National Market on December 11, 1996
(3) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933. Such computation is based on the estimated exercise price of $9.63 per share covering 150,000 authorized but unissued shares. The estimated exercise price of $9.63 per share was computed in accordance with Rule 457 by averaging the high and low prices of a share of Summit Design, Inc. Common Stock as reported in the Nasdaq National Market on December 11, 1996.
(4) The exercise price of $8.08 per share, computed in accordance with Rule 457(h) under the Securities Act of 1933, is 85% of the fair market value of a share of Summit Design, Inc. Common Stock on October 17, 1996, the initial Enrollment Date which was equal to the price to public as set forth in the final prospectus for the Company's initial public offering. Pursuant to Section 2(m) of the 1996 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the Enrollment Date or on the Exercise Date.


================================================================================

                              SUMMIT DESIGN, INC.

                      REGISTRATION STATEMENT ON FORM S-8

                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

     1. The Registrant's Prospectus, filed on October 21, 1996 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     2. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated October 9, 1996, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which was declared effective on October 17, 1996, including any amendment or report filed for the purpose of updating such description.

     All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain members and investment partnerships of Wilson Sonsini Goodrich & Rosati, Professional Corporation, beneficially owned as of December 16, 1996, an aggregate of 11,229 shares of the Registrant's Common Stock. Wilson Sonsini Goodrich & Rosati, Professional Corporation, is giving an opinion on the validity of the shares being registered.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Amended and Restated Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by law. The Company believes that indemnification under its Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

     The Company has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Company's Amended and Restated Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. INDEX TO EXHIBITS.

Exhibit
Number                     Description of Document
-------                    ------------------------
4.1*         Amended and Restated Certificate of Incorporation
4.2*         Amended and Restated Bylaws
4.3*         1994 Stock Plan, as amended
4.4*         1996 Director Option Plan
4.5*         1996 Employee Stock Purchase Plan
5.1          Opinion of Counsel as to legality of securities being registered
23.1         Consent of Coopers & Lybrand L.L.P.
23.2         Consent of Counsel (contained in Exhibit 5.1)
24.1         Power of Attorney (see page 4)
------------------

(*) Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form S-1 (File No. 333-6445) as declared effective by the Securities and Exchange Commission on October 17, 1996.


ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     ------------------
the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beaverton, State of Oregon on this 17th day of December 1996.

                                          SUMMIT DESIGN, INC.

                                          By: /s/ Larry J. Gerhard
                                             --------------------------------
                                             Larry J. Gerhard,
                                             President and Chief Executive
                                             Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints, jointly and severally, Larry J. Gerhard and C. Albert Koob, or any of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               Signatures                                 Title                          Date
---------------------------------------   --------------------------------    ----------------------

      /s/ Larry J. Gerhard
--------------------------------------
Larry J. Gerhard                           Chairman of the Board, President       December 17, 1996
                                           and Chief Executive Officer
      /s/ C. Albert Koob
---------------------------------------
C. Albert Koob                             Vice President -- Finance and Chief    December 17, 1996
                                           Financial Officer

      /s/ Zamir Paz                        Director                               December 17, 1996
----------------------------------------
Zamir Paz

                                           Director                               December   , 1996
----------------------------------------
 Amihai Ben-David

      /s/ John Grillos                     Director                               December 17, 1996
----------------------------------------
John Grillos

      /s/  Fred L. Hanson                  Director                               December 17, 1996
----------------------------------------
Fred L. Hanson

      /s/ Jay Morrison                     Director                               December 17, 1996
----------------------------------------
Jay Morrison

      /s/ Mark Stevens                     Director                               December 17, 1996
----------------------------------------
Mark Stevens

                               Index to Exhibits
                               -----------------


Exhibit           Description of Document                        Sequentially
Number                                                             Numbered
                                                                     Page
--------  --------------------------------------------------     ------------

   4.1*   Amended and Restated Certificate of
           Incorporation
   4.2*   Amended and Restated Bylaws
   4.3*   1994 Stock Plan, as amended
   4.4*   1996 Director Option Plan
   4.5*   1996 Employee Stock Purchase Plan
   5.1    Opinion of Counsel as to legality of securities
           being registered
   23.1   Consent of Coopers & Lybrand L.L.P.
   23.2   Consent of Counsel (contained in Exhibit 5.1)
   24.1   Power of Attorney (see page 4).
------------------

(*) Incorporated by reference to Exhibits filed with the Registrant's Registration Statement on Form S-1 (File No. 333-6445) as declared effective by the Securities and Exchange Commission on October 17, 1996.